UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2006

ARVINMERITOR, INC.

(Exact name of registrant as specified in its charter)

Indiana	1-15983	38-3354643
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2135 West Maple Road

Troy, Michigan

(Address of principal executive offices)

48084-7186

(Zip code)

Registrant’s telephone number, including area code: (248) 435-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors;

Appointment of Principal Officers

(c) ArvinMeritor, Inc. (“ArvinMeritor”) announced on April 25, 2006 that Jeffrey A. Craig, age 45, has been appointed to the position of Vice President and Controller effective May 1, 2006. Mr. Craig served in the position of President and Chief Executive Officer of Commercial Finance for General Motors Acceptance Corporation (automotive and commercial finance, mortgage, real estate and insurance businesses) from 2001 until April 2006. A press release announcing Mr. Craig’s appointment is filed as Exhibit 99.1 to this Form 8-K.

On March 27, 2006, ArvinMeritor entered into an employment agreement with Mr. Craig, which is filed as Exhibit 99.2 to this Form 8-K and is incorporated herein by reference. Under the terms of this agreement, Mr. Craig will receive a specified annual salary and a signing bonus, will participate fully in the Corporation’s annual incentive program for fiscal year 2006 and cash long-term incentive program for the three-year cycle ending September 30, 2008, and will receive awards of performance shares and restricted shares of ArvinMeritor common stock. The terms of his employment agreement are otherwise substantially consistent with the terms of employment letters entered into with each of ArvinMeritor’s executive officers, as filed with the Commission with a Current Report on Form 8-K on December 21, 2004 (File No. 1-15983).

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

99.1 –	Press release, issued by ArvinMeritor on April 25, 2006.
99.2 –	Employment agreement, effective March 27, 2006, between

ArvinMeritor and Jeffrey A. Craig.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARVINMERITOR, INC.

By:/s/ Vernon G. Baker, II
Vernon G. Baker, II
Senior Vice President and General Counsel

Date: April 26, 2006

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release, issued by ArvinMeritor on April 25, 2006.
99.2	Employment agreement, effective March 27, 2006, between ArvinMeritor and Jeffrey A. Craig.